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                                                                    EXHIBIT 12.1

                               AMERICREDIT CORP.
                      STATEMENT RE COMPUTATION OF RATIOS
                            (dollars in thousands)

                                                                                                        For the three months ended
                                                      For the years ended June 30,                            September 30,
                                    ----------------------------------------------------------------    --------------------------
                                    1996          1997          1998          1999          2000          1999          2000
                                    ----------------------------------------------------------------    --------------------------
Computation of earnings:

Income before income taxes          $ 32,913      $ 48,534      $ 80,162      $121,690      $190,292      $ 41,178      $ 68,737

Fixed charges                         13,421        17,023        28,537        41,494        73,854        15,245        28,504
                                    --------      --------      --------      --------      --------      --------      --------
                                    $ 46,334      $ 65,557      $108,699      $163,184      $264,146      $ 56,423      $ 97,241
                                    ========      ========      ========      ========      ========      ========      ========

Computation of fixed charges:

Fixed charges: (a)

 Interest expense (none             $ 13,129      $ 16,312      $ 27,135      $ 38,792      $ 69,310      $ 14,276      $ 27,256
 capitalized)
 Implicit interest in rent               292           711         1,402         2,702         4,544           969         1,248
                                    --------      --------      --------      --------      --------      --------      --------
                                    $ 13,421      $ 17,023      $ 28,537      $ 41,494      $ 73,854      $ 15,245      $ 28,504
                                    ========      ========      ========      ========      ========      ========      ========

Ratio of earnings to fixed charges       3.5x          3.9x          3.8x          3.9x          3.6x          3.7x          3.4x
                                    ========      ========      ========      ========      ========      ========      ========
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(a)  For purposes of such computation, the term "fixed charges" represents interest expense and a portion of rentals representative of an implicit interest factor for such rentals.